                                                                  EXHIBIT 99.1

                         REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of this 19th day of April, 2000, by and among PROXICOM, INC., a Delaware corporation (the "Company"), and the persons listed on Schedule 1 hereto (each individually a "Shareholder," and collectively the "Shareholders").

       WHEREAS, pursuant to a Share Exchange Agreement dated as of April 11, 2000 (the "Share Exchange Agreement"), by and among the Company and the shareholders of Clarity IBD Limited, a private company limited by shares incorporated and registered under the laws of England and Wales with registered number 3186947 ("Target"), the Company is acquiring all of the issued and outstanding ordinary share capital of the Target in exchange for shares of common stock of the Company and cash (the "Exchange");

       WHEREAS, the Shareholders are to be granted certain registration rights with respect to certain of the shares of common stock to be issued to the Shareholders by the Company in the Exchange; and

       WHEREAS, the Company and the Shareholders desire to set forth the rights and obligations of the parties with respect to such registration rights.

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS. The following terms as used herein shall have the following meanings:

        "Closing Date" means the date on which the Exchange and the transactions contemplated by the Share Exchange Agreement are consummated.

        "Commission" means the United States Securities and Exchange Commission and any other similar or successor agency of the United States federal government then administering the Securities Act or the Exchange Act.

        "Common Stock" means the common stock of the Company, par value $0.01 per share.

        "Company" shall have the meaning specified in the introductory paragraph of this Agreement.

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        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar United States federal statute then in effect, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute, and the rules and regulations thereunder.

        "Holder" or "Holders" shall mean the Shareholders and any Permitted Transferees of any Shareholders, but in each case only so long as each such Person continues to hold any Registrable Securities.

        "Permitted Transferees" means, with respect to any transfer of Registrable Securities by a Shareholder, (i) a trust or custodial account for the sole benefit of the Shareholder, provided that each trustee who may vote any Common Stock shall be the Shareholder or a bank or trust company, and (ii) the successors or assigns of the Shareholder, provided that the Company was given written notice at the time or within a reasonable time after the transfer identifying the name and address of the transferee and the number of Registrable Securities transferred, and provided further that such transferee assumes in writing the obligations of the Shareholders under this Agreement insofar as the obligations relate to the Registrable Securities transferred by the Shareholder (it being understood that the Shareholder shall also remain primarily liable to the Company in respect of such obligations following any such transfer).

        "Person" means any individual, corporation, partnership, limited liability company or partnership, association, trust or other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

        "Prospectus" means the prospectus included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to the prospectus, including pre- and post-effective amendments to the Shelf Registration Statement and all material incorporated by reference in such prospectus.

        "Registered Securities" means the securities covered by the Shelf Registration Statement.

        "Registrable Securities" means the shares of Common Stock set forth opposite each Shareholder's name on Schedule 1 hereto, which shares total five hundred thousand (500,000) in the aggregate, and any additional shares of Common



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Stock received by the Holders with respect to such shares pursuant to a subsequent stock split, stock dividend or other recapitalization of the Company. For purposes of this Agreement, such shares of Common Stock shall cease to be Registrable Securities on the Rule 144 Eligibility Date or, if earlier, on such date on which (a) a registration statement covering such shares has been declared effective and such shares have been sold or disposed of pursuant to such effective registration statement, or (b) such shares are eligible for sale (other than pursuant to Rule 904 of the Securities Act), in the opinion of counsel to the Company, in transactions exempt from the registration and prospectus delivery requirements of the Securities Act, so that all transfer restrictions with respect to such shares and all restrictive legends with respect to the certificates evidencing such shares are or may be removed upon the consummation of such sale.

        "Registration Period" means the shortest of (i) the period from and including the Shelf Registration Effective Date to and including the Rule 144 Eligibility Date, (ii) the period from and including the Shelf Registration Effective Date to and including the date on which the Holders shall have disposed of the Registrable Securities, as such period may be extended in the manner contemplated by Section 4(d), or (iii) the period from and including the Shelf Registration Effective Date to and including such date which is six (6) months after the Shelf Registration Effective Date, as such period may be extended in the manner contemplated by Section 4(d).

        "Related Securities" means any securities of the Company similar or identical to any of the Registrable Securities, including, without limitation, Common Stock and all options, warrants, rights and other securities convertible into, or exchangeable or exercisable for, Common Stock.

        "Rule 144 Eligibility Date" means the date on which all of the Registrable Securities may first be sold under Rule 144 of the Securities Act; provided, however, that for purposes of Rule 144(d), the holding period applicable to the shares of Common Stock issued by the Company to a Shareholder shall be computed without regard to any transfers of such shares by a Shareholder to Permitted Transferees.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar United States federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar federal statute, and the rules and regulations thereunder.

        "Shelf Registration" shall mean the registration of Registrable Securities effected pursuant to Section 3.

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        "Shelf Registration Effective Date" means the date on which the Shelf
Registration Statement is declared effective by the Commission.

        "Shelf Registration Statement" means the "shelf" registration statement of the Company filed pursuant to the provisions of Section 3 which covers the Registrable Securities on an appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

        "Shareholder" and "Shareholders" shall have the meanings specified in the introductory paragraph of this Agreement.

2.      EFFECTIVENESS OF AGREEMENT.

  This Agreement shall become effective on the Closing Date.

3.      SHELF REGISTRATION.

3.1     Preparation and Filing.

        (a) Subject to the Company's right to delay the filing of the Shelf Registration Statement or any post-effective amendment thereto and to delay the date on which the Shelf Registration Statement or any post-effective amendment thereto is declared effective, as contemplated by Section 4(d), the Company shall use its best efforts to file with the Commission not later than twenty-five (25) business days following the Closing Date, and thereafter use its best efforts to cause to be declared effective as promptly as practicable, the Shelf Registration Statement relating to the offer and sale by the Holders of the Registrable Securities; provided, however, that in no event shall the Company be required to file the Shelf Registration Statement prior to April 20, 2000. With respect to shares of the Common Stock owned by the Holders, the Shelf Registration Statement shall only cover the Registrable Securities and shall not include any other shares of Common Stock owned by the Holders.

        (b) The Company shall not be required to file more than one Shelf Registration Statement (not counting pre- or post- effective amendments or supplements thereto) pursuant to the terms of this Agreement; provided, however, that a Shelf Registration Statement shall not be counted for purposes of this limitation unless the Company satisfies all of its obligations hereunder with respect to such Shelf Registration Statement.



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         (c)     The Shelf Registration Statement filed hereunder shall cover the offer and sale of the Registrable Securities only in accordance with the methods of distribution included in the "plan of distribution" attached to this Agreement as Exhibit A (the "Plan of Distribution").

   3.2 Registration Procedures. When the Company causes the registration of the Registrable Securities pursuant to the Shelf Registration Statement, the Company shall:

         (a) subject to the terms of Section 4, use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable and deliverable by the Holders for the Registration Period;

         (b) use its best efforts to cause the Registered Securities to be registered and qualified under the securities laws of such jurisdictions within the United States as shall reasonably be requested by the Holders to enable them to consummate the sale or disposition of the Registered Securities within the Registration Period; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to taxation or to file a general consent to service of process in any such jurisdiction in which it is not otherwise required to do so;

         (c) furnish to each Holder, as applicable, without charge, such number of copies of each preliminary prospectus and of the Prospectus as such Holder may reasonably request in order to facilitate the sale or disposition of the Registered Securities;

         (d) if at any time when a prospectus is required by the Securities Act to be delivered in connection with the offering or sale of the Registered Securities, an event occurs or a fact exists as a result of which it is necessary, in the opinion of the Company, to amend the Shelf Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of the Company, at any such time to amend the Shelf Registration Statement or amend or supplement the Prospectus to comply with the regulations of the Commission thereunder, (i) promptly notify each Holder of the occurrence of such event or existence of such fact or requirements and, consistent with the terms of Section 4, direct each Holder to cease making offers and sales of the Registered Securities pursuant to the Shelf Registration Statement or deliveries of the Prospectus contained therein for any purpose and (ii) prepare and file with

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the Commission in a timely manner such amendment or supplement as may be necessary or appropriate to correct such untrue statement or omission or to make the Shelf Registration Statement or the Prospectus comply with such requirements;

         (e) promptly notify each Holder when the Shelf Registration Statement or any post-effective amendment to the Shelf Registration Statement shall have become effective, or when any supplement to the prospectus or any amended Prospectus shall have been filed, and furnish to each Holder copies of any amendment of or supplement to the Prospectus so that, as thereafter delivered to purchasers of the Registered Securities, the Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing;

         (f) promptly notify the Holders of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the Registered Securities for offer or sale in any jurisdiction within the United States, or of the institution or threatening of any proceedings for any of such purposes, and
(ii) the lifting of any such order or suspension or resolution of any such proceedings that permits the resumption of offers and sales of the Registered Securities;

         (g) provide a transfer agent and registrar for all the Registered Securities not later than the Shelf Registration Effective Date; and

         (h) use its best efforts to comply with the Securities Act and the rules and regulations of the Commission thereunder and the Exchange Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Registered Securities in accordance with the intended method or methods of distribution contemplated in the Plan of Distribution.

4.        AGREEMENTS OF HOLDERS.

         (a) As a condition to the Company's obligation under this Agreement to cause the Shelf Registration Statement to be filed and the Registrable Securities to be included therein, each Holder has provided to the Company the information required by the Notice and Questionnaire attached hereto as Exhibit B, which such Holder represents and warrants constitutes all of the information required to be provided in the Shelf Registration Statement with respect to such Holder pursuant to Item 507 of Regulation S-K under the Securities Act. Following the date of this Agreement, each Holder shall continue to provide the Company, in writing, with such information, including, without limitation, the information


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required by Items 507 and 508 of Regulation S-K under the Securities
Act (or any successor provisions), as may reasonably be required by the Company in order to comply with applicable provisions of the Securities Act and the Exchange Act in connection with the Shelf Registration (all such information, including the information required by the Notice and Questionnaire attached hereto as Exhibit B, the "Holder Information").

         (b) Each Holder has reviewed carefully the Plan of Distribution and agrees that such Holder shall effect all sales and distributions of Registered Securities made pursuant to the Shelf Registration Statement only in a manner consistent with the terms of the Plan of Distribution. Each Holder further agrees that the Company shall not be required hereunder to file any post-effective amendment to the Shelf Registration Statement for the purpose of amending the Plan of Distribution.

         (c) Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with the offer and sale of the Registered Securities made pursuant to the Shelf Registration Statement. Each Holder shall provide the Company and its transfer agent with a Notice of Transfer Pursuant to Registration Statement in the form attached hereto as Exhibit C immediately following the time the Holder disposes of Registered Securities.

         (d) The Company shall be entitled to delay the date on which the Shelf Registration Statement or any post-effective amendment thereto is filed or declared effective by the Commission, or the date on which any amendment or supplement to the Prospectus contained therein is filed with the Commission, if in the good faith judgment of the Board of Directors of the Company the registration and distribution of Registrable Securities pursuant to the Shelf Registration Statement (i) would materially impede, delay, interfere with or otherwise materially adversely affect any pending financing, registration of securities, acquisition, corporate reorganization or other significant transaction involving the Company or (ii) would require the Company to disclose material non-public information prematurely or sooner than would otherwise be the case if the Shelf Registration Statement had not been filed with and declared effective by the Commission; provided, however, that the Company shall not be entitled to delay or suspend the ability of Holders to offer and sell Registrable Securities in the manner contemplated by this Section 4(d) for more than sixty (60) days in the aggregate. In addition, the Holders shall not make offers of or sell the Registered Securities pursuant to the Shelf Registration Statement covering the Registered Securities or make deliveries of the Prospectus contained therein for any purpose (i) after receipt by the Holders of the notice to cease making such offers and sales and such deliveries which is furnished by the Company pursuant to Section 3.2(d) until delivery by the Company to the Holders pursuant to Section 3.2(e) of copies of any

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amendment of or supplement to the Prospectus, (ii) after receipt by the Holders of the notice furnished by the Company pursuant to Section 3.2(f)(i) until delivery by the Company to the Holders of the notice referred to in Section 3.2(f)(ii) or (iii) after receipt by the Holders of a notice from the Company advising the Holders that the Company has suspended the ability of the Holders to offer and sell the Registrable Securities pursuant to the Shelf Registration Statement because the Company has determined that the existence of the Shelf Registration Statement would require the Company to disclose material non-public information prematurely or sooner than would otherwise be the case if the Shelf Registration Statement had not been filed with and declared effective by the Commission. The Company will promptly notify each Holder at such time as the Company has made appropriate disclosure with respect to the matter which caused the Company to (i) delay the date on which it filed the Shelf Registration Statement, (ii) delay the time by which it had the Shelf Registration Statement declared effective by the Commission, or (iii) suspend the right of the Holders to sell Registrable Securities pursuant to the Shelf Registration Statement.

         (e) Each Holder agrees that, with respect to any registration statement that the Company may file under the Securities Act for an underwritten offering of securities of the Company (whether for the Company's account or for the account of any third party), such Holder shall not offer or sell any Common Stock or any Related Securities, other than securities, if any, of such Holder included in such registration statement, during the period commencing seven (7) days before such registration statement is declared effective and ending on (i) the last date upon which such Holder is prohibited from effecting any such sale pursuant to any agreement entered into by and among such Holder, the Company and one or more of the underwriters with respect to such offering or (ii) if such Holder is not a party to any such agreement, ninety (90) days after the date such registration statement is declared effective; provided that if directors and officers of the Company holding Common Stock generally are subject to hold-back restrictions of shorter duration, such shorter period shall apply to such Holder.

5.       REGISTRATION EXPENSES.

         (a) The Company shall pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including the following:

                                 (i)   expenses related to the preparation and
printing of the Shelf Registration Statement (including financial statements and exhibits), any preliminary prospectuses and the Prospectus, and the cost of furnishing copies thereof to the Holders, as the case may be;

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                                 (ii)    all Commission, self-regulatory
organization, stock exchange and other registration and filing fees and listing fees;

                                  (iii)  expenses related to the preparation,
printing and distribution of certificates representing the Registered Securities and other documents relating to the Company's performance of and compliance with the terms of this Agreement;

                                  (iv)    the fees and disbursements of the
Company's counsel and independent accountants; and

                                  (v)     expenses related to the qualification
of the Registered Securities under applicable United States and state securities laws.

         (b) Each Holder shall pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by such Holder, including any stock transfer taxes payable upon the sale of such Registered Securities to the purchasers thereof, any discounts or commissions payable to brokers, dealers or agents in connection therewith, and the fees and disbursements of counsel to and independent accountants of such Holder.

6.         INDEMNIFICATION.

       6.1 Indemnification by the Company. In connection with the Shelf Registration, the Company shall indemnify and hold harmless each Holder (including its officers, directors, partners, members or agents), and each Person (including its officers, directors, partners, members or agents), if any, who controls such Holder (within the meaning of the Securities Act or the Exchange Act) (such Holder and any such other Person hereinafter referred to as an "Indemnitee") against any and all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable fees and expenses of counsel, accountants and other advisors retained in connection therewith) to which such Indemnitee may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, Prospectus or preliminary prospectus, or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be required to indemnify and hold harmless or reimburse any Indemnitee to the extent that any

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such loss, claim, damage, liability or expense (or any action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any document made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitee expressly for use in the preparation of the Shelf Registration Statement, Prospectus or preliminary prospectus, or any amendment or supplement thereto. The written information furnished to the Company by or on behalf of such Indemnitee for purposes of the preceding sentence shall include the Holder Information and the Plan of Distribution.

         6.2 Indemnification by Holders. In connection with the Shelf Registration, each Holder shall severally indemnify and hold harmless the Company, its directors, officers and agents and each Person, if any, who controls the Company (within the meaning of the Securities Act or the Exchange
Act) (the Company and any such other Person hereinafter referred to as a "Company Indemnitee") against all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable fees and expenses of counsel, accountants and other advisors retained in connection therewith), or actions in respect thereof, to which any such Company Indemnitee may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (i) a Holder's failure to deliver a prospectus in accordance with the requirements of the Securities Act or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, Prospectus or preliminary prospectus, or any amendment or supplement to any of the foregoing, or arise out or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made by the Company in reliance upon and in conformity with information furnished to the Company by or on behalf of a Holder (including the Holder Information and the Plan of Distribution); and, subject to Section 6.3, such Holder shall reimburse the Company Indemnitee for any legal or other expenses reasonably incurred by the Company Indemnitee in connection with investigating or defending against any such loss, claim, damage or liability (or action in respect thereof).

         6.3 Indemnification Procedures. Promptly after receipt by an indemnified party under Section 6.1 or Section 6.2 of notice of the commencement of any action, suit or proceeding or the investigation or threat thereof (collectively, a "claim") made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement, the indemnified party shall notify the indemnifying party thereof in writing and, unless in such indemnified party's reasonable


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judgment a conflict of interest may exist between such indemnifying and indemnified parties with respect to such claim, shall permit such indemnifying party to assume and control the defense of such claim at its expense with counsel reasonably satisfactory to such indemnified party. The failure so to notify the indemnifying party shall relieve the indemnifying party from any liability hereunder with respect to such claim to the extent that the failure so to notify the indemnifying party prejudices the indemnifying party's ability to defend such claim. If the indemnifying party gives notice to such indemnified party of its election to assume and control the defense of such claim, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense or investigation of such claim unless the indemnified party shall have given the indemnifying party notice of a conflict of interest with respect to such claim. The failure of an indemnifying party to give notice to the indemnified party of its election to assume and control the defense of any claim for which notice has been received by the indemnifying party in accordance with this Section 6.3 within forty-five (45) days after the receipt of such notice shall constitute an election by the indemnifying party not to assume and control the defense of such claim. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (and, to the extent applicable, one local counsel) for all parties indemnified by such indemnifying party with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such claim the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

         6.4 Rights of Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Sections 6.1 and 6.2 is for any reason not available, other than by reason of the exceptions provided therein, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and any Holder, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. For purposes of this Section 6.4, each director, officer and agent of the Company or a Holder and each Person, if any, who controls the Company or a Holder within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company or Holder, as the case may be.

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7.               MISCELLANEOUS.

         7.1 Assignment. The registration rights contained in Section 3 may be transferred by a Shareholder to a Permitted Transferee solely in connection with the transfer by such Shareholder to such Permitted Transferee of the Registrable Securities to which such registration rights relate. Except for any such permitted transfer of registration rights hereunder, (i) the registration rights contained in Section 3 shall not be transferable by a Holder, and (ii) this Agreement shall not be assignable other than with the consent of all parties hereto, and any purported assignment in violation hereof shall be null and void.

         7.2 Limitation of Registration Rights. Nothing contained in this Agreement shall create any obligation on behalf of the Company to register under the Securities Act any securities which are not Registrable Securities or to require the Company to include Registrable Securities in any registration statement other than the Shelf Registration Statement contemplated by Section 3. In the event that the Company determines, in its discretion, to include the Holder's securities in any other registration statement, the obligations of the parties, including the indemnification obligations set forth herein, shall apply to such other registration statement.

         7.3 Notices. All notices and other communications provided for hereunder shall be in writing, unless otherwise specified, and shall be deemed to have been duly given if and when delivered personally or by courier service, given by telegram, facsimile transmission or similar means, or mailed, postage prepaid, registered or certified mail, to the following addresses or at such other addresses as the parties hereto may designate from time to time in writing:



        If to the Company:                  Proxicom, Inc.
                                            11600 Sunrise Valley Drive
                                            Reston, Virginia  20191
                                            Attention:  David Fontaine
                                            General Counsel
                                            Facsimile:  (703) 716-2550

        with a copy to:                     Hogan & Hartson L.L.P.
                                            8300 Greensboro Drive
                                            Suite 1100
                                            McLean, Virginia  22102
                                            Attention: Thomas E. Repke
                                            Facsimile: (703) 610-6200



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

                if to the Shareholders: To the addresses set forth on Schedule
                                        1 hereto.

         7.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         7.5 Headings. Section headings are inserted herein for convenience only and do not form a part of this Agreement.


         7.6 Governing Law/Disputes. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         7.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         7.8 Entire Agreement; Amendment. This Agreement and the Share Exchange Agreement contain the entire agreement among the parties with respect to the transactions contemplated herein, and supersede all prior written agreements and negotiations and oral understandings, if any, with respect to their subject matter. This Agreement may not be amended, supplemented or modified unless the amendment, supplement or modification is set forth in writing and executed by the Company and the Shareholders' Representative (as defined in the Share Exchange Agreement).

        7.9 Submission to Jurisdiction. Each of the Shareholders and the Company irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the Southern District of New York and the Borough of Manhattan, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Shareholders and the Company further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in such courts with respect to any matters to which it has submitted to jurisdiction in this Section 7.9. Each of the Shareholders and the Company irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal and state courts located in the Southern District of New York and the Borough of Manhattan, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

out of this Agreement or the transactions contemplated hereby in the federal and state courts located in the Southern District of New York and the Borough of Manhattan, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

       IN WITNESS WHEREOF, the parties hereto have caused this REGISTRATION RIGHTS AGREEMENT to be duly executed as of the date first written above.

                                                     COMPANY:

                                                     PROXICOM, INC.

                       By:     /s/ Kenneth Tarpey
                           --------------------------------------------------
                       Name:   KENNETH J. TARPEY
                            -------------------------------------------------
                       Title:  EUP & CHIEF FINANCIAL OFFICER
                             ------------------------------------------------


                   [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

                                   SHAREHOLDERS:
                                     /s/ Signature Illegible
                                    ----------------------------------
                                    Name:
                                    For and on behalf of Pinecray Limited

                                    /s/ Signature Illegible
                                    ----------------------------------
                                    Name:
                                    For and on behalf of Amum Management SA

                                    /s/ Signature Illegible
                                    -----------------------------------
                                    Name:
                                    For and on behalf of Gary A C Luddington

                                    /s/ Signature Illegible
                                    -----------------------------------
                                    Name:
                                    For and on behalf of Christopher Kohut

                                    /s/ Signature Illegible
                                    -----------------------------------
                                    Name:
                                    For and on behalf of Janice Kohut

                                    /s/ Signature Illegible
                                    -----------------------------------
                                    Name:
                                    For and on behalf of Scotland & Associates

                                    /s/ Martin Chilcott
                                    -----------------------------------
                                    Name:
                                    Martin Chilcott

                                    /s/ Martin Chilcott
                                    -----------------------------------
                                    Name:
                                    For and on behalf of JRH Richards

                                           /s/ Martin Chilcott
                                           ----------------------------------
                                           Name:
                                           For and on behalf of K. Edem

                                           /s/ Andrew Skates
                                           ----------------------------------
                                           Name:
                                           A. Skates

                                           /s/ Alex Woodfield
                                           ----------------------------------
                                           Name:
                                           For and on behalf of Skates
                                           Discretionary Settlement No 1.

                                           /s/ Alex Woodfield
                                           ---------------------------------
                                           Name:
                                           For and on behalf of Skates
                                           Discretionary Settlement No 2.

                                           /s/ James Tarin
                                           -----------------------------------
                                           Name:
                                           James Tarin

                                           /s/ James Tarin
                                           -----------------------------------
                                           Name:
                                           For and on behalf of Dawn Darling

                                           /s/ James Tarin
                                           -----------------------------------
                                           Name:
                                           For and on behalf of David Tarin

                                  SCHEDULE 1

                     SHAREHOLDERS AND REGISTRABLE SECURITIES


 NAME AND ADDRESS OF SHAREHOLDER                                   NUMBER OF SHARES
-------------------------------------------------------------------------------------------------------------------------------

 1.    Pinecray Limited
       2 Duke Street
       St James's
       London SW1Y 6BN                                                               39,689
-------------------------------------------------------------------------------------------------------------------------------
 2.    Amun Management S.A.
       2 Duke Street
       St James's
       London SW1Y 6BN                                                              160,070
-------------------------------------------------------------------------------------------------------------------------------
  3.   Dawn Darling
       856 San Antonio Place
       San Diego, CA 92106-3057                                                      37,732
-------------------------------------------------------------------------------------------------------------------------------
  4.   David Tarin
       856 San Antonio Place
       San Diego, CA 92106-3057                                                      30,860
-------------------------------------------------------------------------------------------------------------------------------
  5.   John Richard Hesketh Richards
       4 The Dene
       Oak Lane
       Sevenoaks
       Xent  TN13 1PB                                                                17,841
-------------------------------------------------------------------------------------------------------------------------------
   6.  Gary A.C. Luddington
       Foxhill Meadow
       Bix
       Henley-on-Thames
       Oxon RG9 6DE                                                                  15,881
-------------------------------------------------------------------------------------------------------------------------------
  7.   Keith Eden
       6 Friends Walk
       Saffron Walden
       CB11 4EA                                                                      11,904
-------------------------------------------------------------------------------------------------------------------------------
  8.   Christopher Kohut
       11 Queens Gate Place
       London SW7 5NX                                                                 1,984
-------------------------------------------------------------------------------------------------------------------------------
  9.   Janice Kohut
       11 Queens Gate Place
       London SW7 5NX                                                                 1,983
-------------------------------------------------------------------------------------------------------------------------------
  10.  Martin Chilcott
       11A Charlbury Road
       Oxford OX2 6UT                                                                58,699
-------------------------------------------------------------------------------------------------------------------------------
  11.  James Tarin
       19 William Street
       Oxford OX34 4EY                                                               58,833
--------------------------------------------------------------------------------------------------------------------------------
 12.   Andrew Skates
       101 Ramsden Road
       London SW12 8RD                                                                4,929
---------------------------------------------------------------------------------------------------------------------------------
 13.   Skates Discretionary Settlement No. 1
       c/o Thomas Cooper & Stibbard
       Ibex House
       42 - 47 Minories
       London EC3N 1HA
       Attn:  Andrew J. Last/ Alex B. Woodfield                                       7,797
-------------------------------------------------------------------------------------------------------------------------------
 14.   Skates Discretionary Settlement No. 2
       c/o Thomas Cooper & Stibbard
       Ibex House
       42 - 47 Minories
       London EC3N 1HA
       Attn:  Andrew J. Last/ Alex B. Woodfield                                       7,797
-------------------------------------------------------------------------------------------------------------------------------
 15.   Scotland & Associates
       43 Upper Grosvenor Street
       London  W1X 9PG                                                               44,001
-------------------------------------------------------------------------------------------------------------------------------

       TOTAL                                                                         500,000
 ------------------------------------------------------------------------------------------------------------------------------



